EXHIBIT 1-a


                              Arthur Andersen LLP
                                  Suite 1900
                                717 17th Street
                            Denver, CO  80202-3341
                                 303 295 1900


March 20, 1995

Fawnspring Limited
Bell Cablemedia House
21 Upton Road
Watford, Hertfordshire
WD17EL
ENGLAND

Dear Sirs:

This is to confirm that the client/auditor relationship between South Hertfordshire United Kingdom Fund, Ltd. (formerly Jones United Kingdom Fund, Ltd.) (Commission File Number 0-19889) and Arthur Andersen LLP has ceased.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to: Chief Accountant
         Securities and Exchange Commission